UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 12, 2015

XcelMobility Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54333	98-0561888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2225 East Bayshore Road, Suite 200 Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 632-4210

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITES AND TRADING MARKETS

Item 3.02	Unregistered Sales of Equity Securities

On August 12, 2015, XcelMobility Inc., a Nevada corporation (the “Company”) issued an aggregate of 5,000,000 shares of Series A Preferred Stock, consisting of 2,500,000 shares of Series Preferred Stock issued to each of Ron Strauss and Renyan Ge as compensation for services rendered to the Company. Each share of Series A Convertible Preferred Stock is convertible into one (1) share of common stock of the Company.

The issuance of shares of Series A Convertible Stock was exempt from registration in reliance upon Regulation S of the Securities Act as the investors are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act).

Item 3.03	Material Modification of Rights of Security Holders

On August 12, 2015, we issued an aggregate of 5,000,000 shares of Series A Preferred Stock to Ron Strauss and Renyan Ge. Pursuant to the Certificate of Designation dated July 9, 2015, the holders of Series A Preferred Stock are entitled to the number of votes equal to 51% of the total number of votes entitled to be cast on any matters requiring a stockholder vote.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The disclosure set forth in Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item.

SECTION 9- FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Name

Exhibit 3.1	Certificate of Designation – Series A Convertible Preferred Stock (incorporated by reference to our Current Report on Form 8-K filed on July 15, 2015)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XcelMobility Inc.,
a Nevada Corporation

Dated: August 18, 2015	/s/ Renyan Ge
Renyan Ge
Chief Executive Officer